As filed with the Securities and Exchange Commission on July 31, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SumTotal Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1607228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address, including zip code of Registrant’s principal executive offices)

Amended and Restated SumTotal Systems, Inc. 2004 Equity Incentive Plan

Amended and Restated SumTotal Systems, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Neil Laird

Chief Financial Officer

SumTotal Systems, Inc.

1808 North Shoreline Boulevard

Mountain View, California 94043

(650) 934-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock $0.001 par value per share, to be issued under the Amended and Restated SumTotal Systems, Inc. 2004 Equity Incentive Plan	2,000,000 shares	$4.50	$9,000,000	$353.70
Common Stock $0.001 par value per share, to be issued under the Amended and Restated SumTotal Systems, Inc. Employee Stock Purchase Plan	1,350,000 shares	$4.50	$6,075,000	$238.75
Total	3,350,000 shares	—	$15,075,000	$592.45

(1)	Plus such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Amended and Restated SumTotal Systems, Inc. 2004 Equity Incentive Plan and the Amended and Restated SumTotal Systems, Inc. Employee Stock Purchase Plan.

(2)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the filing fee on the basis of $ 4.50 per share, which represents the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on July 30, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by SumTotal Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on March 13, 2008.

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 filed with the Commission on May 8, 2008.

(c) Current Reports of the Registrant on Form 8-K filed with the Commission on February 25, 2008, May 30, 2008 and June 11, 2008.

(d) The description of the Registrant’s Common Stock set forth under the caption “Description of Newco Capital Stock Following the Transaction” in the Registrant’s Registration Statement on Form S-4 filed with the Commission on November 17, 2003 and as amended on January 6, 2004, January 29, 2004 and February 11, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents. For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The certificate of incorporation, as amended, and bylaws, as amended, of the Registrant provide in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The Registrant’s bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. Further, the Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Registrant, arising out of such person’s services as a director or executive officer of Registrant, any subsidiary of Registrant or any other company or enterprise to which the person provided services at Registrant’s request. Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Amended and Restated SumTotal Systems, Inc. 2004 Equity Incentive Plan. (incorporated by reference to Appendix A of the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2008)

10.2	Amended and Restated SumTotal Systems, Inc. Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on July 31, 2008.

SUMTOTAL SYSTEMS, INC.

By:	/s/ Neil J. Laird
Neil J. Laird
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald E. Fowler and Neil J. Laird, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective statements), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Donald E. Fowler Donald E. Fowler	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2008

/s/ Neil J. Laird Neil J. Laird	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2008

/s/ Jack L. Acosta Jack L. Acosta	Director	July 29, 2008

/s/ John W. Coné John W. Coné	Director	July 30, 2008

/s/ Ali R. Kutay Ali R. Kutay	Director	July 30, 2008

Signature	Title	Date

/s/ Sally Narodick Sally Narodick	Director	July 30, 2008

/s/ Kevin Oakes Kevin Oakes	Director	July 30, 2008

/s/ Vijay Vashee Vijay Vashee	Director	July 30, 2008

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Amended and Restated SumTotal Systems, Inc. 2004 Equity Incentive Plan. (incorporated by reference to Appendix A of the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2008)

10.2	Amended and Restated SumTotal Systems, Inc. Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).